UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2017

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 2, 2017, the Company issued the attached press release announcing the execution of an agreement (the “Option Exercise”) to increase its ownership in Amsted-Maxion Equipamentos E Serviços Ferroviários S.A. (“Greenbrier-Maxion”) from 19.5% to 60%. Greenbrier-Maxion is the leading railcar manufacturer in South America with over 60% share of the railcar production in Brazil. Greenbrier-Maxion will use the proceeds from the Option Exercise to pay down debt and reduce current interest payments by approximately $4,000,000 annually.

Simultaneously with the closing of its investment into Greenbrier-Maxion, the Company will increase its ownership interest in Amsted-Maxion Fundição E Equipamentos Ferroviários S.A. (“Amsted-Maxion Cruzeiro”) from 19.5% to 24.5%. The Company retains an option to further increase its ownership stake in Amsted-Maxion Cruzeiro to 29.5% subject to certain conditions. Amsted-Maxion Cruzeiro manufactures castings and components for railcars and other heavy industrial equipment.

Closing of the investments is contingent on meeting certain conditions, including the completion of antitrust approval in Brazil.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

99.1	Press Release dated March 2, 2017 of The Greenbrier Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: March 2, 2017	By:	/s Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer